UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013 (July 10, 2013)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Vincent C. Brockman as Executive Vice President, General Counsel, Corporate Secretary and Chief Ethics & Compliance Officer

On July 11, 2013, The Scotts Miracle-Gro Company (the “Company”) announced that Vincent C. Brockman has resigned from the organization effective as of July 10, 2013. Mr. Brockman served as the Company's Executive Vice President, General Counsel, Corporate Secretary and Chief Ethics & Compliance Officer. Ivan C. Smith, who previously served as Vice President and Assistant General Counsel, has been promoted to Executive Vice President, General Counsel and Corporate Secretary effective as of July 10, 2013. A copy of the Company's news release announcing Mr. Brockman's resignation and Mr. Smith's appointment is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 10, The Scotts Company LLC (“Scotts LLC”), a wholly-owned subsidiary of the Company, executed a Separation Agreement and Release of All Claims (the “Separation Agreement”) with Mr. Brockman. The Separation Agreement addresses the payments and benefits to which Mr. Brockman is entitled in connection with his resignation.

Pursuant to the terms of the Separation Agreement, Scotts LLC will pay or make the following amounts and benefits available to Mr. Brockman on or after July 10, 2013: (a) severance pay equal to twenty-four months of salary, at Mr. Brockman's regular monthly base pay, payable in accordance with Scotts LLC standard payroll procedures commencing on or after the first day of the seventh month beginning after July 10, 2013; (b) a one-time lump sum payment of $24,000 within 15 days of the effective date of the Separation Agreement for Mr. Brockman's use in searching for employment; (c) for a period of 18 months, a benefits offset payment in an amount equal to the excess of the COBRA premium charged by the Company to terminated employees over the premium Mr. Brockman paid as an active employee; (d) a prorated annual bonus award equal to the amount Mr. Brockman would have received had he remained employed for the entire fiscal year, but pro-rated based upon the actual base salary paid to Mr. Brockman through July 10, 2013, payable no later than December 15, 2013; (e) transition pay in the form of a one-time lump sum payment of $178,000 within 15 days of the effective date of the Separation Agreement in exchange for Mr. Brockman's agreement to provide transition support through September 30, 2013; (f) an additional one-time lump sum payment of $425,000 within 15 days of the effective date of the Separation Agreement for the purpose of facilitating Mr. Brockman's sale of his current residence in Ohio, relocation to his prior home state of Florida, and other transitional costs; and (g) payment of legal fees in the amount of $10,000 incurred by Mr. Brockman in connection with the Separation Agreement. All amounts payable to Mr. Brockman under the Separation Agreement will be subject to all applicable withholdings and deductions required by federal, state and local taxing authorities.

The payments and benefits described above are the only amounts to which Mr. Brockman is entitled under the Separation Agreement (or any other agreement). He also remains entitled to any vested benefits he had as of July 10, 2013 under other benefit plans or programs maintained by the Company or its subsidiaries, including The Scotts Miracle-Gro Company Long-Term Incentive Plan, The Scotts Company LLC Retirement Savings Plan and The Scotts Company LLC Executive Retirement Plan, and any award agreements thereunder to which Mr. Brockman is a party.

The Separation Agreement, together with the Employee Confidentiality, Noncompetition, Nonsolicitation Agreement previously executed by Mr. Brockman on May 11, 2006, which will continue in effect following his resignation, also contains various restrictive covenants, including covenants relating to noncompetition, confidentiality, cooperation and nonsolicitation.

The foregoing is a brief description of the terms of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired:
         Not applicable.
(b)    Pro forma financial information:
         Not applicable.
(c)     Shell company transactions:
         Not applicable.
(d)    Exhibits:

Exhibit No.	Description
10.1	Separation Agreement and Release of All Claims, entered into and effective as of July 10, 2013, by and between The Scotts Company LLC and Vincent C. Brockman
99.1	News Release issued by The Scotts Miracle-Gro Company on July 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: July 11, 2013	By: /s/ LAWRENCE A. HILSHEIMER
Printed Name: Lawrence A. Hilsheimer
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated July 11, 2013
The Scotts Miracle-Gro Company

Exhibit No.	Exhibit Description

10.1	Separation Agreement and Release of All Claims, entered into and effective as of July 10, 2013, by and between The Scotts Company LLC and Vincent C. Brockman
99.1	News Release issued by The Scotts Miracle-Gro Company on July 11, 2013